Exhibit 28(j)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints John C. Ball and Peter Goldstein (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Gabelli Innovations Trust (the “Trust”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, no par value, of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

IN WITNESS WHEREOF, each undersigned Trustee has hereunto set his hand this 27th day of January, 2023.

/s/ Anthony S. Colavita
Name: Anthony S. Colavita
Trustee

/s/ Frank J. Fahrenkopf, Jr.
Name: Frank J. Fahrenkopf, Jr.
Trustee

/s/ Mario J. Gabelli
Name: Mario J. Gabelli
Chairman and Trustee

/s/ Michael J. Melarkey
Name: Michael J. Melarkey
Trustee

/s/ Kuni Nakamura
Name: Kuni Nakamura
Trustee

/s/ Salvatore M. Salibello
Name: Salvatore M. Salibello
Trustee